Exhibit 21




                         SUBSIDIARIES OF THE REGISTRANT






































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                                   Exhibit 21


                      SUBSIDIARIES OF HURCO COMPANIES, INC.


                                                Jurisdiction
Name                                            of Incorporation
----                                            ----------------

Autocon Technologies, Inc.                      Indiana

IMS Technologies, Inc.                          Virginia

Hurco GmbH                                      Federal Republic of Germany

Autocon GmbH                                    Federal Republic of Germany

Hurco S.A.R.L                                   France

Hurco Europe Limited                            United Kingdom

Hurco (S.E. Asia) Pte Ltd.                      Singapore